                                                                    Exhibit 99.2

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                                   )      Chapter 11
                                        )
UNITEL VIDEO, INC., UNITEL 53 LLC,      )
UNITEL 57 LLC, and R SQUARED, INC.,     )      Case No. 99-2979 (PJW)
                                        )
                           Debtors,     )      Jointly Administered


                     MODIFICATION TO DEBTORS' FIRST AMENDED
             JOINT CONSOLIDATED LIQUIDATING PLAN OF REORGANIZATION
             -----------------------------------------------------


Kaye Scholer LLP                        Young Conaway Stargatt & Taylor, LLP
425 Park Avenue                         Rodney Square North, 11th Floor
New York, New York 10022-3598           Wilmington, Delaware 19899-0391
(212) 836-8000                          (302) 571-6600
Attn: Andrew A. Kress, Esq. (AK 8985)   Attn: Robert S. Brady, Esq. (No. 2847)
      Benjamin Mintz, Esq. (BM 6060)          Michael R. Nestor, Esq. (No. 3526)



                         Co-Counsel for the Debtors and
                             Debtors in Possession


                                October 9, 2001

        Pursuant to section 1127(a) of the Bankruptcy Code(1) and Bankruptcy Rule 3019, Unitel Video, Inc., Unitel 53 LLC, Unitel 57 LLC and R Squared, Inc. hereby amend and modify the Plan as follows:

I.  The following language shall be added at the end of Section 6.2 of the Plan:

        Notwithstanding the foregoing, Heller shall be authorized to amend its Claim subsequent to the Confirmation Date to assert a Claim (including but not limited to a Secured Claim) against the Debtors for indemnification of its legal fees incurred subsequent to the Confirmation Date (and the Debtors and the Committee reserve their rights to object to allowance of any such Claim on any grounds other than the fact that such Claim was not timely filed in accordance with the Plan).

II. Section 11.3 of the Plan shall be amended to provide as follows:

        11.3 Releases/Exculpation.

        A. On the Effective Date, the Debtors release unconditionally, and hereby are deemed to release unconditionally, (i) each of the Debtors' officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives and (ii) the Committee and, solely in their capacity as members or representatives of the Committee, each member, consultant, attorney, accountant or other representative of the Committee (the Persons specified in clauses (i) and (ii) are referred to collectively as the "Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or between the Filing Date and the Effective Date in any way relating to the Releasees, the Debtors, the Cases or the Plan (other with respect to claims for gross negligence or willful misconduct). Nothing contained herein shall effect a release of the Debtors' insurance carriers.


------------------------
(1) All capitalized terms used herein and not otherwise expressly defined shall have the same meanings as used in the Debtors' First Amended Joint Consolidated Liquidating Plan of Reorganization dated as of August 29, 2001 (the "Plan").


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
        B. As of the Effective Date, the Releasees shall have no liability to any Holder of any Claim or Interest for any act or omission in connection with, or arising out of, the Cases, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to have relied and to rely upon the advice of counsel with respect to their duties and responsibilities with respect to the Cases and the Plan.

        C. Notwithstanding anything to the contrary contained herein, the Plan shall not affect the terms of the Settlement Stipulations and the non-Debtor parties to the Settlement Stipulations shall have a continuing right to seek payment consistent with the terms of the Settlement Stipulations.

III.  The following language shall be added at the end of Section 11.4 of the
      Plan:

      Notwithstanding anything to the contrary contained herein, the injunction set forth in this Section 11.4 shall not be applicable to (i) actions for gross negligence or willful misconduct, and (ii) any action by General Electric Capital Business Asset Funding Corporation or its affiliates against the Debtors' insurance carrier for claims arising from the destruction of, or damage to, property.


Dated: New York, New York
       October 9, 2001


                                          UNITEL VIDEO, INC., UNITEL 53 LLC,
                                          UNITEL 57 LLC, and R SQUARED, INC.


                                          By:     /s/ Joel Getzler
                                             ---------------------------------
                                             Joel Getzler, Getzler & Co., Inc.
                                             Management Consultant





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